UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 4, 2016

PATHFINDER BANCORP, INC.
(Exact name of Registrant as specified in its charter)

Commission File Number: 001-36695

Maryland	38-3941859
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

214 West First Street, Oswego, NY 13126
(Address of Principal Executive Office) (Zip Code)

(315) 343-0057
(Issuer's Telephone Number including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4c under the Exchange Act (17 CFR 240.13e-4c))

Item 5.07.  Submission of Matters to a Vote of Security Holders.

 The 2016 Annual Meeting of Shareholders of Pathfinder Bancorp, Inc. was held on May 4, 2016.  At the 2016 Annual Meeting, shareholders approved all of the proposals which included (i) the election of four directors, each for a three-year term and until their successors have been elected and qualified; (ii) the Pathfinder Bancorp, Inc. 2016 Equity Incentive Plan and (iii) the ratification of the appointment of Bonadio & Company, LLP, as the independent registered public accounting firm for the year ending December 31, 2016.

The following table reflects the tabulation of votes with respect to the election of four directors at the 2016 Annual Meeting:

	Number of Votes
Name of Director	For	Withheld	Broker Non-Votes
David A. Ayoub	2,352,563	62,253	1,634,611
Adam C. Gagas	2,336,812	78,004	1,634,611
John F. Sharkey, III	2,352,563	62,253	1,634,611
Melanie Littlejohn	2,282,327	132,489	1,634,611

The following table reflects the tabulation of votes with respect to the 2016 Equity Incentive Plan:

For	Against	Abstain	Broker Non-Votes

2,223,798	181,066	9,952	1,634,611

The following table reflects the tabulation of votes with respect to the approval of the ratification of Bonadio & Company, LLP, as our independent registered public accounting firm for the year ending December 31, 2016:

For	Against	Abstain

4,008,922	31,982	8,523

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

PATHFINDER BANCORP, INC.

Date: May 4, 2016	By: /s/ Thomas W. Schneider
Thomas W. Schneider
President and Chief Executive Officer